                                 EXHIBIT 23.1

Consent of Latham & Watkins (contained in the opinion filed as Exhibit 5.1 hereto)

                                 EXHIBIT 23.2

Consent of Ballard Spahr Andrews & Ingersoll (contained in the opinion filed as Exhibit 5.2 hereto)



                                 EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
Realty Income Corporation:


We consent to incorporation by reference in Amendment No. 1 to the Registration Statement No. 333-34311 on Form S-3 of Realty Income Corporation and the related Prospectus dated October 1, 1997, and in Registration Statement No. 33-95708 on Form S-8 of Realty Income Corporation, of our report relating to the consolidated balance sheets of Realty Income Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related
Schedule III. Such report is dated January 23, 1998, except as to Note 6A to the consolidated financial statements, which is as of February 23, 1998, and appears in the December 31, 1997, annual report on Form 10-K of Realty Income Corporation.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                       /s/ KMPG PEAT MARWICK LLP


San Diego, California
October 27, 1998